Exhibit 10.2
Approved by Board of Directors; November 1, 2023

VSE CORPORATION
DEFERRED SUPPLEMENTAL
COMPENSATION PLAN

This Plan was previously adopted by the VSE Corporation Board of Directors effective as of January 1, 1994, amended and restated through December 17, 2008, again through June 1, 2010, again effective January 1, 2013, again effective January 1, 2021, and further amended and restated effective November 1, 2023

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

PART ONE
    EMPLOYER CONTRIBUTIONS
1.    Purpose. The purpose of the VSE Corporation Deferred Supplemental Compensation Plan (the “Plan”) and any related Trust Agreement (the “Trust”) is to enable VSE Corporation (the “Company”) to provide incentive and reward for its management team based on individual and overall corporate performance.
    2.    Participation.
    (a)    Participants in the Plan shall include, subject to the approval of the Company’s Board of Directors (the “Board”), full-time employees of the Company and its wholly owned subsidiaries who are classified by the Company as key executives and other corporate officers. New participants may be entitled to a prorated contribution during the initial year of participation. A participant must be employed by the Company as of December 31 of a year to be eligible for a contribution for that year.
(b)    Each participant is required to file with the Plan recordkeeper or its delegate a beneficiary designation. Participants may change beneficiary designations at any time by filing a replacement designation with the Corporate Secretary or its delegate. In the absence of a valid beneficiary designation, Plan benefits are paid to the estate of the deceased participant.
(c)    The portion of each participant’s account which was vested as of December 31, 2004, together with subsequent earnings adjustments thereto, shall sometimes be referred to herein as a “Grandfathered Account,” which is not subject to the provisions of Section 409A of the Internal Revenue Code (to be known as “Section 409A”). The portion of each participant’s account which was not vested as of December 31, 2004, together with subsequent earnings adjustments thereto and/or investment gains and/or losses, as applicable, shall sometimes be referred to herein as a “Non-Grandfathered Account,” which is subject to the provisions of Section 409A.
3.    Funding. With the approval of the Board, the Company may enter into a Trust to receive and invest contributions and any Trust earnings and/or investment gains and/or losses, as applicable, on behalf of participants. Any Company contribution to the Plan shall be irrevocable and shall be used to pay benefits under the Plan, subject to the claims of the general creditors of the Company.
4.    Contribution. Subject to the terms and conditions of this Plan and related Trust, each year the Board in its discretion may elect to make an annual contribution of up to 12 percent of consolidated net income for the year. The Board in its discretion may adjust the annual contribution level for changes in accounting principles, capitalization, or similar changes or events.
    5.    Allocation of Contributions. Each participant’s allocation from the annual contribution shall be determined annually by the Compensation and Human Resources Committee of the Board, considering among other things, individual performance and the significance of the contribution made towards the Company’s results. If additional participants are added to the Plan in accordance with Section 2(a) herein, the Board shall determine the supplemental contribution applicable to such participants. Investment gains and/or losses shall be credited to participants’ respective accounts pursuant to Section 6B of the Plan.
If the responsibilities of a participant are reduced to a level in which the individual would no longer be classified as a key executive or other corporate officer, such individual shall no longer be eligible to participate in Part One of the Plan and shall not receive an employer contribution for service performed after the date of the reduction of such responsibilities. The determination of whether and when the responsibilities of a participant have been reduced will be made by the Chief Executive Officer of the Company, in his sole discretion.

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

6.    Vesting.
(a)    Pre-2021 Vesting Schedule. Except as otherwise provided in paragraph (b) below, for any participant who ceased to be eligible to participate in employer contributions pursuant to this Part One prior to January 1, 2021 (including, without limitation, as described in Section 5 of the Plan), vesting of such participant’s account under this Part One, including any Trust earnings and/or investment gains and/or losses, as applicable, occurred as follows:
Years of Service        Percent Vested
0 to 5                   0%
 6                  20%
 7                 40%
 8                 60%
 9                 80%
10                100%

    (b)    Post-2020 Vesting Schedule. For any participant who is eligible to participate in employer contributions pursuant to this Part One as of January 1, 2021 or who becomes eligible to participate in employer contributions pursuant to this Part One on or after January 1, 2021, vesting of such participant’s account under this Part One, including any Trust earnings and/or investment gains and/or losses, as applicable, occurs as follows:

Years of Service        Percent Vested
0 to 2                   0%
 3                  50%
 5                 100%

    For the avoidance of doubt, effective January 1, 2021, each individual who is eligible to receive employer contributions pursuant to this Part One as of such date shall be deemed to be immediately vested with respect to the portion of the participant’s account under this Part One (including any Trust earnings and/or investment gains and/or losses, as applicable) that would be vested under this paragraph (b) based on such participant’s total years of service; provided, however, that in no event shall any modification to a participant’s existing vesting schedule result in any change to the timing of payment of the participant’s benefits hereunder.

    (c)    Measuring Years of Service. For purposes of paragraphs (a) and (b) above, a year of service shall mean a continuous period of 12 months of employment beginning on the individual’s date of hire and successive anniversaries thereof. If an individual terminates employment with the Company or any of its wholly owned subsidiaries, and is rehired after such termination, such individual’s years of service shall include all continuous periods of 12 months of employment prior to the individual’s date of rehire and all such periods on and after the individual’s date of rehire.

    Prior years of service with an entity that is acquired by or merged into the Company or any of its wholly owned subsidiaries shall not be counted as years of service under the Plan unless otherwise required by an employment agreement in place at the time of the acquisition or merger.

    (d)    Special Vesting Rule for Individuals Entering the Plan On or After Attaining Age 55. On and after September 1, 2012, individuals who first become participants in the Plan on or after attaining age 55 shall become 100% vested upon the earlier of (i) meeting the requirements of the vesting schedule set forth in paragraph (a) or (b) above, as applicable, or (ii) attaining age

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

65. For example, if an individual first becomes a participant in the Plan (on or after January 1, 2021) at age 61, he shall be 0% vested in years 0-2, 50% vested in year 3, and 100% vested upon attaining age 65 in year 4. For purposes of this paragraph (d), a year of service shall mean a continuous period of 12 months of employment beginning on the date the individual commenced participation in the Plan and successive anniversaries thereof.

    (e)    Special Vesting Rule for Participants Attaining Age 65. Participants in the Plan attaining age 65 prior to September 1, 2012, will become 100% vested upon completion of five years of service. For this purpose, a year of service shall mean a continuous period of twelve months of employment beginning on the individual’s date of hire (or rehire) and successive anniversaries thereof.

    (f)    Special Vesting Schedule for Death and Disability. Benefits are fully vested in the event of a participant’s death or disability (as defined in Section 7(a) of the Plan).
(g)    Forfeiture of Nonvested Amounts. Should a participant cease to be employed by the Company for any reason before vesting, the nonvested portion of the participant’s account is forfeited and canceled. The Company is under no obligation to pay nonvested benefits.
Vested amounts are subject to the claims of general creditors of the Company and the provisions of this Plan, including the forfeiture provisions set forth in Section 8 of the Plan.
6A.    Participant Accounts.
(a)    Participant Accounts. For the purposes of measuring its obligations to provide benefits under the Plan, the Company, or its delegate, shall establish and maintain an individual account with respect to each participant. The individual account may consist of one, two or three sub-accounts, as applicable.
(b)    Company Contribution Sub-Account. The Company contribution sub-account consists of Company contributions, if any, made in accordance with Section 4 of Part One of the Plan, as adjusted for any Trust earnings, losses and interest accruals (prior to June 1, 2010) and investment gains and/or losses (on and after June 1, 2010), administrative expenses, or distributions as described herein.
(c)    Salary Reduction Contribution Sub-Account. The salary reduction contribution sub-account consists of a participant’s salary reduction contributions, if any, made in accordance with Part Two of the Plan, as adjusted for any Trust earnings, losses and interest accruals (prior to June 1, 2010) and investment gains and/or losses (on and after June 1, 2010), administrative expenses, or distributions as described herein.
(d)    Matching Contribution Sub-Account. The matching contribution sub-account consists of Company matching contributions, if any, made in accordance with Section 18A of the Plan, as adjusted for any investment gains and/or losses, administrative expenses, or distributions as described herein.
(e)    Participant Investment Options. All assets of the Plan shall be invested solely at the discretion of the Company. For purposes of calculating participant investment returns, the participant will specify the investment options that are deemed to be applied to his accounts (with respect to amounts designated by the Company as available for participant investment election). If a participant fails to make such an election, he will be deemed to have selected a specified investment fund as determined by the Company. The chosen investment option or options will apply to a participant’s accounts on and after the date on which such amounts, absent deferral, would have been paid to the participant. Amounts designated by the Company as not available for participant investment election shall be invested solely in the discretion of the Company and participant investment returns on those amounts shall be determined in accordance with those investments.

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

The Company shall have the authority to modify the rules and restrictions relating to the investment options, including the authority to change such investment options prospectively, as it, in its sole discretion, deems necessary.
(f)    Allocation Shall Not Vest Title in Any Participant. The fact that allocation is made and amounts credited to the account of a participant shall not vest in such participant any right, title or interest in and to any assets of the Company, except at the time or times and upon the terms and conditions expressly set forth in the Plan.
(g)    Statement of Accounts. The Participant may access a statement showing the current balance of his accounts from the Plan recordkeeper at any time.
6B.    Investment Returns.
(a)    Investment Return on Participant Accounts. Subject to the procedures and options established by the Company with respect to amounts designated by the Company as available for participant investment election, a participant shall have the right to direct the investment of his accounts.
Although the Company shall have the obligation to follow a participant’s investment directions, the Company, in its sole discretion, may satisfy its obligation from time to time in one or both of the following ways: (i) the Company may invest such designated assets allocable to the participant’s accounts in the specific investments, in the specific amounts and for the specific periods directed by the participant; and the Company must credit or charge the participant’s accounts with the earnings, gains and/or losses resulting from such investments; and (ii) the Company may invest such designated assets allocable to the participant’s accounts in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the participant’s accounts with the same earnings, gains and/or losses that the participant would have incurred if the Company had invested the so designated assets allocable to the participant’s accounts in the specific investments, in the specific amounts and for the specific periods directed by the participant.
Subject to the procedures established by the Company or its delegate, a participant may change his investment directions for his accounts at any time.
(b)    Investment of Deferred Amounts. All deferred amounts shall be invested by the Company as part of its corporate assets. Upon the occurrence of a Change in Control, as determined pursuant to procedures in the Plan and/or Trust, the Company shall immediately transfer to the Trustee an amount equal to the current value of all participant accounts to be held, administered and disposed of by the Trustee as provided in the Trust Agreement in accordance with the provisions of the Plan.
(c)    Status of Trust Investments. All investments made by the Trustee shall be made solely for the purpose of aiding the Company in measuring and meeting its obligations under this Plan. The Trustee shall be named sole owner and beneficiary of all such investments and of all rights and privileges conferred by the terms of the instruments evidencing such investments. Nothing stated herein shall cause such investments to be treated as anything other than the general assets of the Company, nor shall anything stated herein cause such investments to represent the vested, secured or preferred interest of the participant or his beneficiaries. To the extent that any person acquires a right to receive payments from the Company under the Plan, such rights shall not be greater than the right of any unsecured general creditor of the Company.
7.    Distribution.
(a)    Plan benefits are payable following termination of employment (with respect to Grandfathered Accounts) and separation from service as defined in Treas. Reg. Section 1.409A-1(h) (with respect to Non-Grandfathered Accounts), retirement, disability as defined by Social Security guidelines or the Company’s long-term disability policy, or death. With respect

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023 to disability as defined by the Company’s long-term disability policy, a participant shall only be considered to have incurred a disability in connection with a Non-Grandfathered Account for these purposes if the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under such long-term disability policy. Participants terminating employment due to embezzlement or serious violation of Company policy in the sole determination of the Board shall forfeit all rights under Part One of this Plan and the Company is under no obligation to make benefit payments to the participant.
(b)    Subject to Section 8(b) of the Plan, Vested Plan benefits under this Part One will be paid in the form of a lump sum two years after termination of employment (the “Waiting Period”), or upon attainment of age 65, if earlier, unless a different method of distribution which provides for a longer period of deferral is elected in writing by the participant prior to participation in the Plan. If a different method of distribution is elected for a Non-Grandfathered Account, the terms of the distribution must comply with the requirements of Section 409A.

During the Waiting Period, the participant is not entitled to additional Company contributions. A participant’s account balance will continue to be invested based on his elections made in accordance with Section 6A(e) of the Plan (or deemed investment elections, if applicable), and shall fluctuate during the two-year Waiting Period based on the returns associated with such investment options. During any deferral period elected by the participant in excess of such two-year waiting period, the participant will not be entitled to any further Company contributions, and the participant’s account balance shall continue to be invested in accordance with Section 6A(e) of the Plan and continue to fluctuate as specified in the prior sentence. The election filed by the participant may specify that the payment of the participant’s distribution will be made in the form of (i) a lump sum at any time after the expiration of the Waiting Period or attainment of age 65, if earlier, but in no event more than ten (10) years following such expiration, or (ii) installment payments at a rate no more frequently than annually over a time period not to exceed ten (10) years following expiration of the Waiting Period, or upon attainment of age 65, if earlier than the expiration of the Waiting Period. Any such election made by a participant shall be irrevocable. The final distribution amount shall be equal to the participant’s account balance on the business day immediately preceding the payout date. In the event of the participant’s death, disability, or termination of employment (with respect to a Grandfathered Account) or separation from service (with respect to a Non-Grandfathered Account) at age 65 or older, vested Plan benefits may be payable to the participant (or designated beneficiary of a deceased participant) prior to the expiration of a two-year waiting period but subject to the terms of any prior election filed by the participant. For these purposes, separation from service shall mean the definition set forth in Treas. Reg. Section 1.409A-1(h).
(c)    Benefits are fully vested and immediately payable in the event of a Change in Control of the Company. For these purposes, “Change in Control” means an occasion upon which (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as now in effect or as hereafter amended (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlled by the Company, acquires (either directly and/or through becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act)), directly or indirectly, securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (or has acquired securities representing 50% or more of the combined voting power of the Company’s then outstanding securities during the 12-month period ending on the date of the most recent acquisition of Company securities by such person); or (ii) during any period of twelve (12) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023 with the Company to effect a transaction described in clauses (i) or (iii) of this paragraph (c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) any of (a) the Company consummates a merger, consolidation, reorganization, recapitalization or statutory share exchange (a “Business Combination”), other than a Business Combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power and at least 50% of the combined total fair market value of the securities of the Company or such surviving entity outstanding immediately after such Business Combination, (b) the Company’s shareholders approve a plan of complete liquidation of the Company, or (c) the Company completes the sale or other disposition of all or substantially all of its assets in one or a series of transactions.
(d)    Effective for distributions determined between January 1, 2001 and December 31, 2010, final distribution amounts shall be equal to the participant’s account balance as of the end of the calendar month in which the participant terminated employment or the end of the calendar month immediately preceding the date the participant terminated employment, whichever is less, subject to adjustments to reflect interest credited in the event a further election is filed. Effective for distributions determined as of June 1, 2010, or later, a participant’s final distribution amount shall be equal to the participant’s account balance on the business day immediately preceding the date in which the participant terminated employment, subject to adjustments to reflect investment gains and/or losses in the event a further election is filed.
(e)    Effective for distributions determined as of January 1, 2001, or later, within 30 days of termination of employment, the Company will provide each vested participant, in person or by written notice delivered by receipted method to the participant’s last known address as shown in Company’s records, with a letter indicating the vested benefits payable to the participant and providing the participant with a copy of the required Non-Compete Agreement (as defined below in Section 8(a) of the Plan), if applicable, that the participant executed upon his or her initial participation in the Plan. If, within 90 days of providing notice, the participant does not return the written communication to the Company or if it is returned to the Company without forwarding address, then the Company will treat such participant non-response as a declination to apply for benefits or to comply with the Plan’s requirements. Accordingly, such vested benefits will be forfeited and canceled and neither the Plan nor the Company shall have any further obligation to the participant with respect to the payment of benefits under the Plan.
8.    Agreement Acknowledging Duties, Confidentiality and Post-Employment Restrictions to Refrain from Competition.

(a)    In consideration of being granted benefits under Part One of this Plan and as a condition precedent to receiving benefits under it, upon eligibility each participant that is not then a party to a Restrictive Covenant Agreement (as defined below in Section 8(c) of the Plan) is required to execute and deliver to the Company a Non-Compete Agreement, in substantially the same form as Exhibit A attached hereto (“Non-Compete Agreement”).
(b)    In the event of any breach by the participant of (i) the Restrictive Covenant Provisions, with respect to a participant who is party to a Restrictive Covenant Agreement, or (ii) the Non-Compete Agreement, with respect to a participant who is not party to a Restrictive Covenant Agreement, the Company may cancel the participant’s benefits under Part One of this Plan and all rights of the participant under this Plan terminate.
(c)    For purposes of this Plan, “Restrictive Covenant Agreement” means an effective employment agreement or other agreement between the participant and the Company, other than

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023 the Non-Compete Agreement, that includes non-competition restrictive covenants. For purposes of this Plan, “Restrictive Covenant Provisions” means any of the restrictive covenant provisions in an applicable Restrictive Covenant Agreement.
(d)    Nothing in this Plan shall in any way limit or restrict any other remedies available to the Company and subsidiaries for breach of the Restrictive Covenant Agreement or the Non-Compete Agreement, as applicable.
9.    Limitation of Rights. Nothing in this Plan shall be construed to:
(a)    Limit the right of the Company to terminate participant’s employment at any time, or serve as evidence of any agreement or understanding that the Company will employ the participant in any particular position or at any particular rate of compensation; or
(b)    Give the participant any secured interest to any asset of the Company as collateral for the right to receive payment hereunder. All rights of the participants created under the Plan and related Trust are unsecured contractual rights against the Company.
10.    Nonalienation of Benefits. No rights or benefits under this Plan are subject to transfer, sale, assignment pledge, or other encumbrance of any kind, nor are rights or benefits subject to the debts, contracts, liabilities or torts of the participant or beneficiary. If a participant or beneficiary becomes bankrupt or attempts to transfer, sell, assign, pledge or otherwise encumber any right or benefit under this Plan, that participant’s rights or benefits in the sole discretion of the Company may be terminated.
11.    Amendment or Termination. The Board may waive requirements, amend or terminate all or part of this Plan at any time. No amendment, termination, or waiver shall affect the right to any benefits already accrued to the credit of any participant or beneficiary at the time of amendment, termination, or waiver. Upon termination of the Plan, no additional benefits shall accrue to the credit of any participant or beneficiary. Notwithstanding the above, the payment of any benefits under this Plan which are subject to Section 409A may not be accelerated except in compliance with the provisions of Treas. Reg. Section 1.409A-3(j)(4)(ix) or such other events and conditions which may be permitted in generally applicable guidelines published in the Internal Revenue Bulletin. The Board reserves any discretion to distribute benefits in accordance with the requirements of such regulations and/or such guidelines.
12.    ERISA Exemption. This Plan is intended to be exempt from the provisions of ERISA and is an “unfunded” plan maintained “for the purpose of providing deferred compensation of a select group of management or highly compensated employees.”
13.    Authority. This Plan is governed by the laws of the Commonwealth of Virginia. This Plan may be subject to approval by the Administrative Contracting Officer pursuant to Federal Acquisition Regulations, Department of Labor, and/or other Government entities.
13A.    Section 409A. To the extent that such requirements are applicable, the Plan is intended to comply with the requirements of Section 409A and shall be interpreted and administered in accordance with that intent. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict. The nature of any such amendment shall be determined by the Board. Notwithstanding the above, if the participant qualifies as a “specified employee,” as defined in Treas. Reg. Section 1.409A-1(i), incurs a separation from service for any reason other than death and becomes entitled to a distribution under the Plan, then to the extent required by Section 409A, no distribution otherwise payable to the participant with respect to a Non-Grandfathered Account during the first six (6) months after the date of such separation from service, shall be paid to the participant until the date which is one day after the date which is six (6) months after the date of such separation from service (or, if earlier, the date of the participant’s death).

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

14.    Effective Date. This Plan was originally effective January 1, 1994 (with the provisions relating to the satisfaction of the requirements established pursuant to Section 409A being deemed made effective as of the earliest date necessary to ensure compliance with Section 409A). This Plan has been most recently amended and restated effective November 1, 2023.
15.    Administration. The Plan will be administered by the Board, which has authority to adopt rules and regulations for carrying out the Plan and to interpret, construe, and implement the Plan’s provisions. The Board may delegate its administrative authority over the Plan to the Compensation and Human Resources Committee of the Board. All decisions of the Board, or its delegate, will be final, conclusive, and binding upon all parties with an interest in the Plan.

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

PART TWO
SALARY REDUCTION CONTRIBUTIONS
15.    Purpose. Section 1 is hereby incorporated by reference.
16.    Participation.
(a)    Participants in the Plan shall include, subject to the approval of the Board, full-time and part-time employees of the Company and its wholly owned subsidiaries who are classified by the Company as key executives and other corporate officers.
(b)    Section 2(b) is hereby incorporated by reference.
17.    Funding. The Trust established pursuant to Section 3 shall be used to receive and invest salary reduction contributions as described in Section 18 and any Trust earnings and/or investment gains and/or losses, as applicable, on behalf of participants. Contributions to the Plan shall be irrevocable and shall be used to pay benefits under the Plan, subject to the claims of the general creditors of the Company.
18.    Salary Reduction Contributions. Subject to the terms and conditions of this Plan and related Trust, an eligible participant may elect to enter into a salary reduction agreement whereby the participant accepts a voluntary reduction of amounts otherwise due and the Company agrees to contribute a like amount into the Trust as a salary reduction contribution (to be known as the “salary reduction contribution”). Amounts eligible for the salary reduction agreement may include compensation, Board fees, bonus compensation, and other taxable income payable by the Company to the participant. Prior to January 1, 2005, participants may elect to modify prospectively their respective salary reduction agreements at any time with respect to taxable income not yet earned. Effective January 1, 2005, participants may elect to modify prospectively their respective salary reduction agreements only if such modification is made by December 31 of the calendar year preceding the calendar year to which the modified salary reduction agreement relates and only with respect to taxable income not yet earned.
18A.    Matching Contribution. The Board may at any time and from time-to-time specify a matching formula for a given calendar year to match a participant’s annual salary reduction contribution made to the Plan (to be known as the “matching contribution”) pursuant to Section 18. If the Board adopts a matching formula for a given calendar year, a participant who is eligible to make a salary reduction contribution to the Plan for such year shall be eligible for the matching contribution, unless otherwise specified by the Board. The Board may also specify an annual maximum matching contribution. All matching contributions shall be contributed to the Plan by the Company in the time and manner as determined by the Board.
A participant’s matching contribution under this Section 18A shall be allocated to his matching contribution account, which shall specify the balance posted to the record of each participant consisting of his allocated share of matching contributions and adjustments, if any, as of each date the assets of the Plan are valued.
The Board, in its sole discretion, shall determine the distribution provisions and/or requirements applicable to matching contributions and the vesting schedule for such matching contributions.
19.    Allocation of Contributions. Each salary reduction contribution and matching contribution shall be credited to a participant’s respective accounts and shall be accounted for separately from the Company’s annual contribution described in Section 4 of the Plan. Investment gains and/or losses related to salary reduction contributions and matching contributions shall be credited to participants’ respective accounts pursuant to Section 6B of the Plan.
20.    Vesting. All salary reduction contributions, pursuant to this Part Two including any Trust earnings or losses on such contributions (prior to June 1, 2010) and investment gains

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023 and/or losses on such contributions (on and after June 1, 2010) are 100% vested at all times. The Board, in its sole discretion, shall determine the vesting schedule for matching contributions from time to time.
20A.    Participant Accounts.     Section 6A is hereby incorporated by reference.
20B.    Investment Returns. Section 6B is hereby incorporated by reference.
21.    Distribution.
(a)     Grandfathered Accounts. Plan benefits related to salary reduction contributions are payable following termination of employment or directorship, retirement, disability as defined by Social Security guidelines or the Company’s long-term disability policy or death.
Such benefits will be paid in a lump sum within ninety (90) days following the date of the participant’s termination of employment unless an alternative method of benefit payment is elected in writing by the participant no less than 12 months prior to the date of such termination of employment. The elected alternative method of benefit payment may provide for the payment of a lump sum no more than ten (10) years from the date of such termination of employment or for the payment of installment amounts no more frequently than quarterly over a period of time not to exceed ten (10) years from the date of the participant’s termination of employment. Each payment will be subject to applicable tax withholding based upon a tax election form completed by the participant which is generally a Form W-4 (Employee’s Withholding Allowance Certificate). In the absence of a completed tax election form, the Company shall make payment on the best information available. The final distribution amount shall be equal to the participant’s account balance on the business day immediately preceding the payout date.
The Company may provide for distribution of some or all of the Grandfathered Accounts established in connection with the Plan if it is determined or appears that such distribution is or may be required to enable the Plan to continue to qualify for exemption from the requirements of Parts 2 - 4 of Title II of ERISA or as otherwise required by applicable law.
(b)    Non-Grandfathered Accounts. Except as otherwise permitted in paragraph (d) below, Plan benefits related to salary reduction contributions in Non-Grandfathered Accounts are payable following separation from service (as defined in Treas. Reg. Section 1.409A-1(h)) as an employee or director, retirement, disability as defined by Social Security guidelines or the Company’s long-term disability policy or death. With respect to disability as defined by the Company’s long-term disability policy, a participant shall only be considered to have incurred a disability in connection with a Non-Grandfathered Account for these purposes if the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under such long-term disability policy.
Such benefits will be paid in a lump sum between January 1st and March 15th of the calendar year following a participant’s separation from service. However, a participant may elect an alternate payment option by filing an election specifying that the payment of the participant’s distribution will be made in the form of (i) a lump sum on a date certain after separation from service, but in no event more than ten (10) years following such separation from service, or (ii) installment payments at a rate no more frequently than annually over a time period not to exceed ten (10) years following separation from service. Such election may provide for acceleration in the event of death or disability. Any such election made by a participant shall be irrevocable. The final distribution amount shall be equal to the participant’s account balance on the business day immediately preceding the payout date. For these purposes, separation from service shall mean the definition set forth in Treas. Reg. Section 1.409A-1(h).
(c)    Change in Control. Benefits are immediately payable in the event of a Change in Control of the Company. The term Change in Control is set forth in Section 7(c).

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

(d)    In-Service Distributions. The Plan shall permit in-service distributions for salary reduction contributions made to the Plan on and after June 1, 2010.
To elect an in-service distribution, a participant must select a scheduled withdrawal year pursuant to the provisions of this paragraph (d). For purposes of this paragraph (d), the term “scheduled withdrawal year" shall mean the distribution year elected by a participant for an in-service withdrawal of amounts from the participant’s salary reduction contribution account that were deferred in a given calendar year beginning on and after June 1, 2010, and gains and/or losses attributable thereto, as set forth on the election for such calendar year. A participant's scheduled withdrawal year with respect to such amounts can be no earlier than three (3) years from the last day of the calendar year for which such amounts are contributed to the Plan by a participant.
In the case of a participant who has elected an in-service withdrawal, such participant shall receive his distributable amount, but only with respect to those deferrals of compensation, and investment gains and/or losses on such deferrals, as shall have been elected by the participant to be subject to the scheduled withdrawal year. Participants may elect to have such amounts paid in the form of a lump sum distribution or annual installments not to exceed ten (10) years. Such lump sum distribution shall be paid, or such installments shall commence, no later than March 15th of the participant’s scheduled withdrawal year.
A participant may extend the scheduled withdrawal year for any scheduled in-service distribution, provided such extension occurs at least one (1) year before the January 1st of the scheduled withdrawal year and provided that the first payment with respect to which such election is made is deferred for a period of not less than five (5) years from the year such payment would otherwise have commenced or have been made (the “one year/five year rule”). For purposes of the one year/five year rule, installment payments shall be treated as an entitlement to a single payment.
If a participant (an employee or director) has a separation from service (as defined in Treas. Reg. Section 1.409A-1(h)) with the Company prior to a scheduled withdrawal year, then notwithstanding the scheduled withdrawal year, Plan benefits related to salary reduction contributions shall be payable in a lump sum between January 1st and March 15th of the calendar year following such separation from service.
(e) Hardship Distribution. The Plan shall permit hardship distributions for salary reduction contributions made to the Plan on and after June 1, 2010.
A hardship distribution may be made to a participant who has a severe financial hardship resulting from an unforeseeable emergency. An unforeseeable emergency shall mean a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the participant, loss of the participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The circumstances that would constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a hardship distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.
22.    Non-Compete Agreement Inapplicable. Plan benefits related to salary reduction contributions in this Part Two are not subject to execution of or compliance with a Restrictive Covenant Agreement or a Non-Compete Agreement. It is expressly understood that the provisions with respect to Restrictive Covenant Agreements and Non-Compete Agreements set forth in Section 8, as applicable, continue to apply to all other Plan benefits related to Company contributions pursuant to Part One of this Plan.
23.    Limitation of Rights. Section 9 is hereby incorporated by reference.

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

24.    Nonalienation of Benefits. Section 10 is hereby incorporated by reference.
25.    Amendment or Termination. Section 11 is hereby incorporated by reference.
26.    ERISA Exemption. Section 12 is hereby incorporated by reference.
27.    Authority. Section 13 is hereby incorporated by reference.
27A.    Section 409A. Section 13A is hereby incorporated by reference.
28.    Effective Date. Part Two of this Plan related to salary reduction contributions is effective January 1, 1997 (with the provisions relating to the satisfaction of the requirements established pursuant to Section 409A being deemed made effective as of the earliest date necessary to ensure compliance with Section 409A). Part Two of this Plan related to matching contributions is effective June 1, 2010. This Plan has been most recently amended and restated effective November 1, 2023.

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

Exhibit A
AGREEMENT
ACKNOWLEDGING DUTIES, CONFIDENTIALITY
AND POST-EMPLOYMENT RESTRICTIONS
    THIS AGREEMENT is made as of                , 20    , by and between VSE Corporation, a Delaware corporation (which, together with its subsidiaries, is hereinafter collectively referred to as “VSE”), and                              (“Employee”).
    WHEREAS, VSE is employing Employee in a position of trust and confidence to aid VSE in the conduct of its business; and
    WHEREAS, VSE requires as a condition of employment that Employee covenant and agree to devote Employee’s full and best efforts and abilities to VSE on a full-time basis; not to engage in any activity during the term of employment with VSE (the “Employment Term”), nor during an agreed period after the Employment Term ends, that is in conflict with VSE’s interests; and to preserve VSE’s trade secrets, confidential and proprietary information; and
    WHEREAS, VSE and Employee desire to set forth in writing the terms and conditions of these covenants and agreements,
    NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VSE and Employee, intending legally to be bound, hereby agree as follows:
1.    VSE is in the business of providing, directly and indirectly, goods and services to agencies, departments and other units of the United States Government, including as a contractor, subcontractor, vendor and supplier. The federal agencies, departments and other units with which VSE has contracted or to which VSE has provided goods and services at any time during the 24 months prior to any termination of the Employment Term are referred to herein as “Customers.”
2.    During the Employment Term, Employee (a) shall devote full and best efforts and abilities to VSE on a full-time basis; (b) shall not directly or indirectly engage in any activity, whether or not for profit, gain or other pecuniary advantage, that creates a conflict of interest with Employee’s duties to VSE or otherwise materially interferes with Employee’s employment obligations to VSE; and (c) shall not be employed by, hold any directorship or other office in, hold any equity interest in, or have any other interest in any corporation, limited liability company, partnership, company, firm or other business entity that contracts with, provides, or seeks to contract with or provide, goods or services to federal agencies, departments or other units of the U.S. Government. During the Employment Term, Employee shall faithfully perform in accordance with Employee’s duty of loyalty to VSE.
3.    During the period commencing on the effective date of any termination of the Employment Term (whether voluntarily or involuntarily) and ending on the first1 anniversary thereof (the “Restricted Period”), Employee shall not engage, directly or indirectly, in any capacity, including as an owner, equity holder, stockholder, proprietor, partner, member, lender or investor in any business or enterprise that provides, directly or indirectly, or seeks to provide goods or services to any Customer for which VSE employees worked or functions were performed

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023 under Employee’s management or supervision if such goods or services are the same as or similar to those provided to the Customer by VSE.
4.    During the Restricted Period, Employee shall not, directly or indirectly, as an employee, officer, manager, director, independent contractor, agent, consultant or in any other capacity:
(a)    solicit, encourage or induce any Customer to terminate or limit the Customer’s business relationship with VSE;
(b)    provide any services that are the same as or similar to the services Employee performed while employed by VSE; or
(c)    solicit, induce, recruit or encourage any of VSE’s employees or contractors to leave VSE, cease providing services to VSE or otherwise diminish their relationship with VSE.
5.    Employee has and will have access to trade secrets, confidential documents, and proprietary information including, but not limited to, research or development activities, inventions, discoveries, processes, methods, procedures, software, codes or data, computer programs, names of suppliers and customer contacts; bids and proposals; financial information; legal opinions; information concerning the business and affairs of VSE (which includes financial statements, financial projections and budgets, rates, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials); notes, analysis, compilations, studies, summaries and other material prepared by or for VSE containing or based, in whole or in part, on information included in the foregoing records and specifications that are owned, developed, used, or retained by VSE and which have not been publicly disclosed (excluding limited disclosures for business purposes) by VSE; and information belonging to customers and other third parties that VSE is under an obligation to keep confidential (collectively, “Confidential Information”). During the Employment Term and continuing thereafter, Employee shall not disclose any Confidential Information, nor use it in any way other than as required to perform employment duties.
6.    Employee agrees that the time periods and scope set forth in this Agreement in which competition and non-solicitation are prohibited are reasonable and appropriate and necessary to protect VSE from unfair competition. If a court, however, holds that the restrictions stated in this Agreement are unreasonable or otherwise unenforceable, Employee and VSE agree that the maximum period or scope determined to be reasonable by such court will be substituted for the stated period or scope.
7.    Employee and VSE agree that if a breach or threatened breach of this Agreement by Employee occurs, Employee acknowledges that VSE would be irreparably harmed and shall be entitled to injunctive relief, both preliminary and permanent, without bond. In addition, VSE shall be entitled to any other legal or equitable remedies as may be available under law, together with all reasonable attorneys’ fees and costs necessary to enforce this Agreement.
8.    The interpretation, validity and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles. All disputes arising hereunder will be heard exclusively in a court of competent jurisdiction in the Commonwealth of Virginia. Employee hereby waives any objection to such jurisdiction or to the venue of any such proceeding brought in such a court.
9.    This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors, assigns and heirs.

VSE CORPORATION DEFERRED SUPPLEMENTAL COMPENSATION PLAN
Effective January 1, 1994, and as amended through November 1, 2023

10.    If any provision of this Agreement is declared or held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability will not invalidate or render unenforceable the entirety of this Agreement, but rather this Agreement will be construed as if not containing the invalid or unenforceable provision.
11.    This Agreement does not constitute a contract of employment for a fixed term. Employee is free to resign from employment and VSE is free to terminate the Employment Term (Employee’s employment), at any time, for any or no reason.
AGREED
    VSE CORPORATION
    By:
    Title:
    EMPLOYEE
    ___________________________________